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                                                                    Exhibit 23.1


     Mail-Well, Inc.
     23 Inverness Way, Suite 160
     Englewood, Colorado 80112


     Ladies and Gentlemen:

          We consent to the use by Mail-Well, Inc. (the "Company") in the Company's Form S-3 Registration Statement to be filed on or about September 12, 1997, of our name and the statement with respect to our firm under the heading of "Legal Matters" in the Registration Statement.

                    Sincerely yours,

                    ROTHGERBER, APPEL, POWERS & JOHNSON LLP


                    /s/ Rothgerber, Appel, Powers & Johnson LLP